UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2007

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Securityholders.

On December 21, 2007, Wachovia Corporation (“Wachovia”) issued the Preferred Stock (as defined in Item 5.03 below). Following such issuance, Wachovia’s ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to certain restrictions in the event that Wachovia does not pay in full or declare and set aside for payment full dividends on the Preferred Stock. “Junior Stock” means Wachovia’s common stock and any other class or series of stock of Wachovia now existing or hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends. “Parity Stock” means any class or series of Wachovia stock that ranks on a par with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Wachovia. The restrictions are set forth in the Articles of Amendment described in Item 5.03 below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 20, 2007, Wachovia filed Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the preferences, limitations and relative rights of a new series of its Class A Preferred Stock designated as 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, with no par value and a liquidation preference of $1,000 per share (the “Preferred Stock”). A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On December 21, 2007, Wachovia issued 92,000,000 Depositary Shares (which includes the over-allotment option of 12,000,000 Depositary Shares), each representing a 1/40th interest in a share of Preferred Stock (the “Depositary Shares”), which were registered pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-125271) (the “Registration Statement”) filed on May 26, 2005. The Depositary Shares were sold in a public offering under the terms of an Underwriting Agreement, dated December 18, 2007, by and among Wachovia and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein (the “Underwriting Agreement”). The terms of the offering of the Depositary Shares are described in a Wachovia prospectus supplement dated December 18, 2007, which supplements a Wachovia prospectus dated June 15, 2005, constituting part of the Registration Statement.

The following documents are being filed as exhibits to this report on Form 8-K and are incorporated by reference into this Item 8.01: (i) the Underwriting Agreement; (ii) Deposit Agreement among Wachovia, U.S. Bank National Association and the holders from time to time of the Depositary Shares, dated as of December 21, 2007; (iii) the form of Depositary Receipt for the Depositary Shares; and (iv) the form of certificate for the Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement, dated December 18, 2007, by and among Wachovia and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

3.1	Articles of Amendment of Wachovia with respect to the Preferred Stock, dated December 20, 2007.

4.1	Deposit Agreement among Wachovia, U.S. Bank National Association and the holders from time to time of the Depositary Shares, dated as of December 21, 2007.

4.2	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4.1).

4.3	Form of certificate for the Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: December 21, 2007	By:	/s/ Thomas J. Wurtz
	Name:	Thomas J. Wurtz
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 18, 2007, by and among Wachovia and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

3.1	Articles of Amendment of Wachovia with respect to the Preferred Stock, dated December 21, 2007.

4.1	Deposit Agreement among Wachovia, U.S. Bank National Association and the holders from time to time of the Depositary Shares, dated as of December 21, 2007.

4.2	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4.1).

4.3	Form of certificate for the Preferred Stock.